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                                                              Exhibit 23(a)(xxi)

                             SUNAMERICA SERIES TRUST

                            Certificate of Amendment

     I, Nori L. Gabert, do hereby certify that I am the duly elected Secretary of SunAmerica Series Trust, a trust with transferable shares organized under the laws of The Commonwealth of Massachusetts (the "Trust"), and that as such officer, I am authorized to execute and deliver this Certificate on behalf of the Trust. In that capacity I do hereby further certify that, in accordance with the authority conferred upon the Trustees of the Trust by the Trust's Declaration of Trust, dated September 11, 1992, as amended from time to time (hereinafter referred to as the "Declaration of Trust"), and by the affirmative vote of a majority of Trustees of the Trust, the attached Amendment to Establishment and Designation of Series was duly approved and adopted in the manner provided in the Declaration of Trust.

IN WITNESS WHEREOF, I have hereunto set forth my hand this 1st day of June, 2006.


                                        Name: /s/ NORI L. GABERT
                                              ----------------------------------
                                        Title: Secretary

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                             SUNAMERICA SERIES TRUST

         ESTABLISHMENT AND DESIGNATION OF SHARES OF BENEFICIAL INTEREST
                  AND ESTABLISHMENT AND DESIGNATION OF CLASSES

     The undersigned, being a majority of the Trustees of SunAmerica Series Trust (hereinafter referred to as the "Trust"), a trust with transferrable shares of the type commonly called a Massachusetts Business Trust, HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Sections 6.1 and 6.10 of the Declaration of Trust of the Trust, dated September 11, 1992 (hereinafter, as amended, referred to as the "Declaration of Trust"), and by the affirmative vote of the entire Board of Trustees of the Trust, at a meeting held on June 1, 2006, the following is hereby authorized:

     (1) That four series of the Trust's unissued shares of beneficial interest, without par value, are hereby established to have all the rights and preferences described in the Declaration of Trust, to be designated as follows:

              American Funds Growth SAST Portfolio
              American Funds Global Growth SAST Portfolio
              American Funds Growth-Income SAST Portfolio
              American Funds Asset Allocation SAST Portfolio

     (2) That the shares of beneficial interest of the American Funds Growth SAST Portfolio, American Funds Global Growth SAST Portfolio, American Funds Growth-Income SAST Portfolio and American Funds Asset Allocation SAST Portfolio (the "Portfolios") shall be further divided into three classes of shares, which are designated Class 1, Class 2 and Class 3.

     (3) That except to the extent otherwise provided by the Declaration of Trust, the Class 1, Class 2 and Class 3 shares of the Portfolios, and any other series of the Trust's shares of beneficial interest (unless otherwise provided in this Establishment and Designation or other charter document classifying or reclassifying such shares) shall represent an equal and proportionate interest in the assets belonging to the applicable series (subject to the liabilities of that series) and each share of a particular series shall have identical voting (except with respect to those matters affecting a particular class of shares), dividend, liquidation and other rights, as set forth in the Declaration of Trust; provided, however, that notwithstanding anything in the Declaration of Trust to the contrary:

          (a) the Class 1, Class 2 and Class 3 shares may be issued and sold subject to different sales loads, charges or other fees, whether initial, deferred or contingent, or any combination thereof, as the Board of Trustees may from time to time establish in accordance with the Investment Company Act of 1940, as amended ("1940 Act") and the Conduct Rules adopted by NASD Regulation, Inc.;

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          (b) the expenses, costs, charges, fees and other liabilities which are determined by or under the supervision of the Board of Trustees of the Trust to be attributable to a particular class of shares of a particular series (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) may be charged to that class and appropriately reflected (in the manner determined by the Board of Trustees) in the net asset value of, or the dividends and distributions on, the shares of the applicable class; and

          (c) the Class 1, Class 2 and Class 3 shares of the Portfolios may have such different exchange rights as the Board of Trustees of the Trust shall provide in compliance with the 1940 Act.

     IN WITNESS THEREOF, the undersigned have executed this Establishment and Designation of Shares of Beneficial Interest and Classes (which may be on one or more separate counterparts) as of the 1st day of June, 2006.


/s/ CARL D. COVITZ                      /s/ ALLEN L. SHER
-------------------------------------   ----------------------------------------
Carl D. Covitz                          Allan L. Sher


/s/ JANA W. GREER                       /s/ BRUCE G. WILLISON
-------------------------------------   ----------------------------------------
Jana W. Greer                           Bruce G. Willison


/s/ GILBERT T. RAY
-------------------------------------
Gilbert T. Ray


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